EXHIBIT 32.2

AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Judy A. Schmeling, certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to my knowledge:

(1)    the Annual Report of HSN, Inc. on Form 10-K for the fiscal year ended December 31, 2014 of HSN, Inc. (the “Report”), which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of HSN, Inc.

Date: February 26, 2015	By: /s/ Judy A. Schmeling
Judy A. Schmeling
Chief Financial Officer and Chief Operating Officer